Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65351) of Sensytech, Inc. of our report dated April 27, 2001 relating to the financial statements of Sensytech, Inc. 401(k) Profit-Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, PA
April 27, 2001